Exhibit 99.1

WestRock Reports Fiscal 2019 Second Quarter Results

ATLANTA--(BUSINESS WIRE)--April 30, 2019--WestRock Company (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal second quarter ended March 31, 2019.

Second Quarter 2019 Highlights

  Earned $0.62 per diluted share and $0.80 of adjusted earnings per diluted share compared to $0.86 of earnings per diluted share and $0.83 of adjusted earnings per diluted share in the prior year quarter.
  The Corrugated Packaging segment delivered a Segment EBITDA margin of 18.5% and a North American Adjusted Segment EBITDA margin of 20.4%, an increase of 10 basis points and 40 basis points, respectively, compared to the prior year quarter.
  Successfully completed the installation of a state-of-the-art curtain coater at the Mahrt mill, improving both the quality of the mill’s products and its productivity.
  Achieved $70 million of run-rate synergies towards the $200 million target for the KapStone acquisition.
  Recorded $30 million of income for the receipt of business interruption insurance proceeds related to the impact of Hurricane Michael on the Panama City mill, or $0.09 per diluted share, that was not included in the company's guidance for the quarter.

“Our WestRock team delivered outstanding results in the second fiscal quarter,” said Steve Voorhees, chief executive officer. “We’re responding to changing market conditions by focusing on organic growth opportunities, maintaining a focus on productivity, operational excellence and debt reduction, while continuing to return cash to stockholders. With the advantages of our diverse portfolio and the multiple levers in our control, I remain confident in our ability to create long-term value for our customers and for our stockholders.”

Consolidated Financial Results

WestRock’s performance for the three months ended March 31, 2019 and March 31, 2018 (in millions):

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018	Change

Net sales	$4,620.0	$4,017.0	$603.0
Less: Recycling net sales	-	(109.9)	109.9
Net sales, excluding Recycling	$4,620.0	$3,907.1	$712.9

Segment income	$396.0	$373.5	$22.5
Non-allocated expenses	(24.4)	(21.4)	(3.0)
Depreciation	270.9	233.4	37.5
Amortization	112.8	82.9	29.9
Segment EBITDA	755.3	668.4	86.9
Adjustments (1)	1.8	(19.2)	21.0
Adjusted Segment EBITDA	$757.1	$649.2	$107.9

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended March 31, 2019 compared to March 31, 2018:

Net sales increased $603 million compared to the prior year quarter primarily attributable to $599 million of increased Corrugated Packaging segment net sales (mainly due to the acquisition of KapStone Paper and Packaging Corporation (“KapStone” and the “KapStone Acquisition”)), higher selling price/mix across the segment and strength in our North American container business. These increased sales were partially offset by the absence of recycling sales in the current year quarter as a result of conducting the operations primarily as a procurement function beginning in fiscal 2019, lower containerboard volumes and unfavorable foreign currency compared to the prior year quarter. Net sales, adjusted to exclude recycling net sales in the prior year quarter for comparability, increased $713 million.

Segment income increased $23 million compared to the prior year quarter primarily attributable to $48 million of increased Corrugated Packaging segment income, $16 million of decreased Land and Development segment income and $9 million of decreased Consumer Packaging segment income. The increase in segment income primarily included the contribution from acquired operations, higher selling price/mix across our segments and productivity. These items were largely offset by higher levels of cost inflation, lower containerboard volumes, economic downtime, the scheduled strategic outage at the Mahrt mill and lower Land and Development segment income due to the winding down of sales.

Results in the second quarter of fiscal 2018 were negatively impacted by an estimated $28 million due to the impact of winter weather that was partially offset by $10 million of income related to an acquisition reserve adjustment in our Consumer Packaging segment.

Additional information about the changes in segment net sales and income is included in the discussions below.

Restructuring and Other Items

Restructuring and other items during the second quarter of fiscal 2019 included the following pre-tax costs:

  $24 million of restructuring costs, primarily associated with severance and other employee costs related to the KapStone Acquisition and the consolidation of operations
  $7 million of integration costs, primarily related to the KapStone Acquisition
  $3 million of acquisition costs, principally professional fees related to the KapStone Acquisition

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $362 million in the second quarter of fiscal 2019 compared to $228 million in the prior year quarter. Cash provided by operating activities for the three months ended March 31, 2018 decreased by $143 million with a corresponding increase to cash provided by investing activities as a result of retrospective adoption of certain accounting standards discussed below under the caption Other Presentation Items. During the second quarter of fiscal 2019, we received $60 million of insurance proceeds related to the Panama City mill, $51 million and $9 million of which were included in operating and investing activities, respectively.

Total debt was $10.80 billion at March 31, 2019, or $10.55 billion excluding $243 million of non-cash acquisition related step-up. During the second quarter of fiscal 2019, WestRock invested $303 million in capital expenditures, paid $118 million in dividends and returned $44 million to stockholders through stock repurchases.

Segment Results

In the first quarter of fiscal 2019, the Company aligned its financial results for all periods presented in this press release to move its merchandising displays operations from its Consumer Packaging segment to its Corrugated Packaging segment. Additionally, beginning in fiscal 2019, the Company began conducting its recycling operations primarily as a procurement function. As a result, no recycling net sales are recorded and the margin from its recycling operations reduces cost of goods sold.

WestRock’s segment performance for the three months ended March 31, 2019 and March 31, 2018 (in millions):

Corrugated Packaging Segment

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018	Change

Segment net sales	$2,990.7	$2,391.3	$599.4
Less: Recycling net sales	-	(116.3)	116.3
Segment net sales, excluding Recycling	$2,990.7	$2,275.0	$715.7

Segment income	$310.3	$262.8	$47.5
Depreciation	182.8	147.2	35.6
Amortization	59.9	30.5	29.4
Segment EBITDA	553.0	440.5	112.5
Adjustments (1)	0.1	4.2	(4.1)
Adjusted Segment EBITDA	$553.1	$444.7	$108.4

(1) See the Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended March 31, 2019 compared to March 31, 2018:

  Segment net sales increased $599 million and segment net sales, adjusted to exclude recycling net sales in the prior year quarter for comparability, increased $716 million. The increase in segment net sales adjusted to exclude recycling was primarily due to $776 million from the acquired KapStone operations and $115 million of higher selling price/mix. These items were partially offset by $143 million of lower volumes and $25 million of unfavorable foreign currency.
  The Corrugated Packaging segment delivered a Segment EBITDA margin of 18.5% and a North American Adjusted Segment EBITDA margin of 20.4%, an increase of 10 basis points and 40 basis points, respectively.
  North American box shipments increased 20.2% on a per day basis, and approximately 2.0% on an organic basis.
  Segment income increased $48 million due primarily to $75 million of contribution from the acquired KapStone operations, $67 million of higher selling price/mix and an estimated $27 million of productivity. These items were partially offset by an estimated $54 million of cost inflation (including items such as raw materials, labor, benefits, freight and energy), $48 million of lower volumes, an estimated $36 million related to 198,000 tons of economic downtime, and other items.
  We recorded $30 million of income for the receipt of business interruption insurance proceeds, or $0.09 per diluted share, that was not included in our guidance for the quarter. Net of these proceeds, the Panama City mill’s segment income was flat compared to the prior year quarter.
  The second quarter of fiscal 2018 results were negatively affected by an estimated $13 million due to the impact of winter weather.

Consumer Packaging Segment

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018	Change

Segment net sales	$1,668.3	$1,637.3	$31.0

Segment income	$85.2	$94.6	$(9.4)
Depreciation	86.3	84.6	1.7
Amortization	52.9	53.0	(0.1)
Segment EBITDA	224.4	232.2	(7.8)
Adjustments (1)	1.2	(9.8)	11.0
Adjusted Segment EBITDA	$225.6	$222.4	$3.2

(1) See Adjusted Net Income tables on page 12 for adjustments

Operating Highlights for the Three Months Ended March 31, 2019 compared to March 31, 2018:

  Segment net sales increased $31 million due to $39 million of higher selling price/mix, $17 million of higher volumes and $9 million from acquisitions. These increases were partially offset by $34 million of unfavorable foreign currency.
  Segment income decreased $9 million as $38 million of higher selling price/mix and an estimated $41 million of productivity improvements were more than offset by an estimated $46 million of cost inflation (including items such as raw materials, labor, benefits and freight), an estimated $14 million due to the scheduled strategic outage at the Mahrt mill, $7 million of unfavorable foreign currency, and other items compared to the prior year quarter.
  The second quarter of fiscal 2018 results were negatively impacted by an estimated $16 million from the impact of winter weather that was largely offset by $10 million of income related to an acquisition reserve adjustment.

Land and Development Segment

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018	Change

Segment net sales	$0.8	$26.7	$(25.9)

Segment income	$0.5	$16.1	$(15.6)
Depreciation	-	0.1	(0.1)
Segment EBITDA	0.5	16.2	(15.7)
Adjustments (1)	(0.5)	(16.2)	15.7
Adjusted Segment EBITDA	$-	$-	$-

(1) See Adjusted Net Income tables on page 12 for adjustments

We have excluded the results of the Land and Development segment from adjusted earnings per diluted share. In the second quarter of fiscal 2019, we recorded a pre-tax non-cash $13 million impairment of mineral rights. The charge is not reflected in segment income.

Other Presentation Items

During the first quarter of fiscal 2019, as a result of the retrospective adoption of ASU 2017-07 “Compensation: Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”, we began presenting the non-service components of our pension and other postretirement income separately from the service components (now as “pension and other postretirement non-service income”) and outside the subtotal of operating income (formerly in “cost of goods sold” and “selling, general and administrative, excluding intangible amortization”). Our condensed consolidated statements of income have been recast for all periods presented.

Our condensed consolidated statements of cash flows have been recast for all periods presented in this press release to reflect the retrospective adoption of certain accounting standards, notably ASU 2016-15 “Classification of Certain Cash Receipts and Cash Payments” on October 1, 2018. The adoption of ASU 2016-15 resulted in a change in classification of proceeds received for beneficial interests obtained from selling certain trade receivables as investing activities instead of operating activities in the statement of cash flows. We modified the accounts receivable factoring arrangement at the end of fiscal 2018 and, therefore, there was no current year impact. Cash provided by operating activities for the three and six months ended March 31, 2018 decreased by $143 million and $261 million, respectively, with a corresponding increase to cash provided by investing activities as a result of these adoptions.

Effective in the first quarter of fiscal 2019, we aligned our segment results for all periods presented in this press release to allocate certain previously non-allocated costs and certain pension and other postretirement non-service income to our reportable segments. We have also aligned our financial results for all periods presented in this press release as discussed under the heading “Segment Results”.

Conference Call

WestRock will host a conference call to discuss its results of operations for the second quarter of fiscal 2019 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on April 30, 2019. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 7289258. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations in North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. With respect to these statements, WestRock has made assumptions regarding, among other things, our ability to effectively integrate the operations of KapStone; the results and impacts of acquisitions; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in WestRock's businesses and possible adverse actions of customers, competitors and suppliers; and raw material and energy costs. WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of natural disasters, such as hurricanes or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; the impact of the Tax Cuts and Jobs Act; our ability to realize anticipated synergies from the KapStone Acquisition; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018

Net sales	$4,620.0	$4,017.0	$8,947.4	$7,911.0
Cost of goods sold	3,720.4	3,227.6	7,266.0	6,348.1
Selling, general and administrative, excluding intangible amortization	444.1	395.8	845.0	776.6
Selling, general and administrative intangible amortization	102.4	75.2	195.3	147.7
Loss (gain) on disposal of assets	-	2.8	(43.8)	3.9
Multiemployer pension withdrawals	-	-	-	180.0
Land and Development impairments	13.0	-	13.0	27.6
Restructuring and other costs	34.8	31.7	89.2	48.0
Operating profit	305.3	283.9	582.7	379.1
Interest expense, net	(111.8)	(78.3)	(206.2)	(143.1)
Gain (loss) on extinguishment of debt	0.4	0.1	(1.5)	(0.9)
Pension and other postretirement non-service income	18.7	24.6	36.0	49.2
Other (expense) income, net	(3.3)	1.1	(6.0)	3.6
Equity in (loss) income of unconsolidated entities	(0.2)	11.9	6.6	15.7
Income before income taxes	209.1	243.3	411.6	303.6
Income tax (expense) benefit	(47.2)	(18.8)	(109.9)	1,054.4
Consolidated net income	161.9	224.5	301.7	1,358.0
Less: Net (income) loss attributable to noncontrolling interests	(1.5)	(1.3)	(2.2)	0.3
Net income attributable to common stockholders	$160.4	$223.2	$299.5	$1,358.3

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$160.4	$223.2	$299.5	$1,358.3
Less: Distributed and undistributed income available to participating securities	-	-	-	(0.2)
Distributed and undistributed income available to common stockholders	$160.4	$223.2	$299.5	$1,358.1

Diluted weighted average shares outstanding	259.4	260.3	259.4	259.7

Diluted earnings per share	$0.62	$0.86	$1.15	$5.23

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Net sales:

Corrugated Packaging	$2,990.7	$2,391.3	$5,724.5	$4,711.0
Consumer Packaging	1,668.3	1,637.3	3,287.1	3,238.6
Land and Development	0.8	26.7	14.7	38.1
Intersegment Eliminations	(39.8)	(38.3)	(78.9)	(76.7)
Total net sales	$4,620.0	$4,017.0	$8,947.4	$7,911.0

Income before income taxes:

Corrugated Packaging	$310.3	$262.8	$557.1	$532.7
Consumer Packaging	85.2	94.6	162.1	188.8
Land and Development	0.5	16.1	1.2	15.4
Total segment income	396.0	373.5	720.4	736.9

Gain on sale of certain closed facilities	-	-	50.5	-
Multiemployer pension withdrawals	-	-	-	(180.0)
Land and Development impairments	(13.0)	-	(13.0)	(27.6)
Restructuring and other costs	(34.8)	(31.7)	(89.2)	(48.0)
Non-allocated expenses	(24.4)	(21.4)	(43.4)	(37.3)
Interest expense, net	(111.8)	(78.3)	(206.2)	(143.1)
Gain (loss) on extinguishment of debt	0.4	0.1	(1.5)	(0.9)
Other (expense) income, net	(3.3)	1.1	(6.0)	3.6
Income before income taxes	$209.1	$243.3	$411.6	$303.6

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Consolidated net income	$161.9	$224.5	$301.7	$1,358.0

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	383.7	316.3	742.8	622.5
Cost of real estate sold	-	19.5	11.0	27.1
Deferred income tax expense (benefit)	25.3	11.9	39.6	(1,222.7)
Share-based compensation expense	18.1	19.3	35.5	33.9
Pension and other postretirement funding (more) than expense (income)	(14.2)	(25.9)	(27.0)	(49.8)
Multiemployer pension withdrawals	-	-	-	180.0
Land and Development impairments	13.0	-	13.0	27.6
Other impairment adjustments	7.2	4.0	10.0	10.4
Gain on disposal of plant and equipment and other, net	(2.3)	(0.8)	(45.5)	(0.8)
Other	(28.0)	7.4	(46.3)	(15.6)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	(52.4)	(268.6)	117.3	(297.5)
Inventories	3.9	(9.0)	(67.5)	(83.0)
Other assets	(111.1)	(59.4)	(128.9)	(56.0)
Accounts payable	5.1	22.1	(143.4)	(67.3)
Income taxes	(15.5)	(24.1)	(27.0)	94.1
Accrued liabilities and other	(32.8)	(8.9)	(120.3)	(87.2)
Net cash provided by operating activities	361.9	228.3	665.0	473.7

Investing activities:

Capital expenditures	(303.4)	(212.6)	(625.4)	(426.7)
Cash paid for purchase of businesses, net of cash acquired	(6.4)	(188.6)	(3,349.3)	(185.2)
Cash receipts on sold trade receivables	-	136.5	-	253.1
Investment in unconsolidated entities	(0.2)	(0.3)	(0.2)	(111.0)
Proceeds from sale of property, plant and equipment	17.3	3.6	105.3	15.7
Proceeds from property, plant and equipment insurance settlement	8.8	3.3	8.8	4.8
Other	6.1	7.6	10.2	8.2
Net cash used for investing activities	(277.8)	(250.5)	(3,850.6)	(441.1)

Financing activities:

Proceeds from issuance of notes	-	1,197.3	1,498.5	1,197.3
Additions to revolving credit facilities	38.4	6.7	172.0	94.3
Additions to debt	151.8	377.9	3,957.9	853.2
Repayments of debt	(361.7)	(959.8)	(3,209.6)	(2,010.4)
Changes in commercial paper, net	140.6	(491.4)	588.3	63.3
Other financing additions (repayments)	2.0	(11.0)	16.6	(24.5)
Issuances of common stock, net of related minimum tax withholdings	(9.7)	6.0	3.2	17.4
Purchases of common stock	(44.4)	-	(88.6)	-
Cash dividends paid to stockholders	(117.6)	(109.8)	(233.7)	(219.4)
Cash distributions paid to noncontrolling interests	(0.6)	(7.1)	(2.8)	(8.6)
Other	9.4	(25.6)	3.0	(24.9)
Net cash (used for) provided by financing activities	(191.8)	(16.8)	2,704.8	(62.3)

Effect of exchange rate changes on cash and cash equivalents	1.2	(0.9)	(1.8)	(1.9)
Decrease in cash and cash equivalents and restricted cash	(106.5)	(39.9)	(482.6)	(31.6)

Cash and cash equivalents, and restricted cash at beginning of period	260.7	312.3	636.8	304.0

Cash and cash equivalents, and restricted cash at end of period	$154.2	$272.4	$154.2	$272.4

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$38.5	$28.0	$94.3	$69.8
Interest, net of amounts capitalized	$177.9	$107.9	$202.9	$135.1

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	March 31,	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$154.2	$636.8
Accounts receivable (net of allowances of $46.9 and $49.7)	2,367.0	2,010.7
Inventories	2,096.9	1,829.6
Other current assets	562.4	248.5
Assets held for sale	33.5	59.5
Total current assets	5,214.0	4,785.1

Property, plant and equipment, net	11,029.4	9,082.5
Goodwill	7,300.9	5,577.6
Intangibles, net	4,277.9	3,122.0
Restricted assets held by special purpose entities	1,277.7	1,281.0
Prepaid pension asset	447.7	420.0
Other assets	1,145.4	1,092.3
Total Assets	$30,693.0	$25,360.5

Liabilities and Equity
Current liabilities:
Current portion of debt	$1,422.4	$740.7
Accounts payable	1,702.0	1,716.8
Accrued compensation and benefits	380.6	399.3
Other current liabilities	541.6	476.5
Total current liabilities	4,046.6	3,333.3

Long-term debt due after one year	9,373.1	5,674.5
Pension liabilities, net of current portion	251.0	261.3
Postretirement medical liabilities, net of current portion	141.5	134.8
Non-recourse liabilities held by special purpose entities	1,149.5	1,153.7
Deferred income taxes	2,955.2	2,321.5
Other long-term liabilities	1,119.3	994.8
Redeemable noncontrolling interests	3.2	4.2
Total stockholders' equity	11,640.8	11,469.4
Noncontrolling interests	12.8	13.0
Total Equity	11,653.6	11,482.4
Total Liabilities and Equity	$30,693.0	$25,360.5

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Net Sales and Segment Net Sales Adjusted for Recycling Sales

WestRock uses the non-GAAP financial measures “Net sales, excluding Recycling”, and “Segment net sales, excluding Recycling”. Management believes these measures are useful to investors to assess the results of the Corrugated Packaging segment across comparative periods given that we expect to have no recycling sales in fiscal 2019, since at the end of fiscal 2018 we began conducting our recycling operations primarily as a procurement function. The consolidated financial results and Corrugated Packaging segment tables include reconciliations of these non-GAAP financial measures.

Adjusted Segment EBITDA and Adjustments to Adjusted Segment EBITDA

WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance. Management believes adjusting “Segment EBITDA” for certain items provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance across periods or relative to our peers, and that adjusting “Segment EBITDA” to “Adjusted Segment EBITDA” more closely aligns those results to the adjustments in Adjusted Net Income that relate to “Segment EBITDA”. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA” by adding certain “Adjustments” to “Segment EBITDA”. These “Adjustments” are reflected in the “Adjusted Net Income” reconciliation tables below.

Adjusted Segment Sales and Adjusted Segment EBITDA Margins

With respect to Adjusted Segment Sales, management believes that adjusting Segment Sales for trade sales is consistent with how peers present their sales for purposes of computing margins and helps analysts compare companies in the same peer group. WestRock uses the non-GAAP financial measure “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Adjusted Net Income, Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions):

	Three Months Ended Mar. 31, 2019

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$209.1	$(47.2)	$161.9
Restructuring and other items	n/a	n/a	n/a	34.8	(8.0)	26.8
Direct expenses from Hurricane Michael, net of related proceeds	(1.1)	-	-	(1.1)	0.3	(0.8)
Accelerated depreciation on major capital projects	n/a	n/a	n/a	8.7	(2.2)	6.5
Losses at closed plants, transition and start-up costs	3.0	1.2	-	4.5	(1.3)	3.2
Gain on extinguishment of debt	n/a	n/a	n/a	(0.4)	0.1	(0.3)
Land and Development impairment and operating results (2)	-	-	(0.5)	12.5	(3.1)	9.4
Other	(1.8)	-	1.0	2.7	(0.6)	2.1
Adjustments/ Adjusted Results	$0.1	$1.2	$0.5	$270.8	$(62.0)	$208.8
Noncontrolling interests						(1.5)
Adjusted Net Income						$207.3

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

(2) Includes a $13.0 million impairment of mineral rights.

	Three Months Ended Mar. 31, 2018

	Adjustments to Segment EBITDA			Consolidated Results

	Corrugated Packaging	Consumer Packaging	L&D and Other	Pre-Tax	Tax	Net of Tax
GAAP Results (1)				$243.3	$(18.8)	$224.5
Impact of Tax Cuts and Jobs Act	n/a	n/a	n/a	-	(31.5)	(31.5)
Restructuring and other items	n/a	n/a	n/a	31.7	(8.2)	23.5
Inventory stepped-up in purchase accounting, net of LIFO	0.4	-	-	0.4	(0.1)	0.3
Land and Development impairment and operating results	-	-	(16.1)	(16.6)	4.3	(12.3)
Losses at closed plants and transition costs	3.8	0.2	n/a	4.1	(1.0)	3.1
Accelerated depreciation on major capital projects	n/a	n/a	n/a	7.3	(2.1)	5.2
Gain on extinguishment of debt	n/a	n/a	n/a	(0.1)	-	(0.1)
Consumer Packaging segment acquisition reserve adjustment	n/a	(10.0)	n/a	(10.0)	2.6	(7.4)
Acquisition bridge and other financing fees	n/a	n/a	n/a	10.1	(2.6)	7.5
Other	n/a	n/a	2.5	5.5	(1.2)	4.3
Adjusted Results	$4.2	$(9.8)	$(13.6)	$275.7	$(58.6)	$217.1
Noncontrolling interests						(1.3)
Adjusted Net Income						$215.8

(1) The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (expense) benefit" and "Consolidated net income", respectively, as reported on the statements of income.

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation of Adjusted earnings per diluted share to Earnings per diluted share.

	Three Months Ended
	Mar. 31, 2019	Mar. 31, 2018

Earnings per diluted share	$0.62	$0.86

Restructuring and other items	0.10	0.09
Direct expenses from Hurricane Michael, net of related proceeds	-	-
Accelerated depreciation on major capital projects	0.02	0.02
Losses at closed plants, transition and start-up costs	0.01	0.01
Gain on extinguishment of debt	-	-
Land and Development impairment and operating results	0.04	(0.05)
Impact of Tax Cuts and Jobs Act	-	(0.12)
Consumer Packaging segment acquisition reserve adjustment	-	(0.03)
Acquisition bridge and other financing fees	-	0.03
Other	0.01	0.02
Adjusted earnings per diluted share	$0.80	$0.83

Set forth below are reconciliations of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income, for the quarter ended March 31, 2019 and 2018 (in millions, except percentages):

Reconciliation for the Quarter Ended March 31, 2019

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,990.7	$1,668.3	$0.8	$(39.8)	$4,620.0
Less: Trade sales	(95.5)	-	-	-	(95.5)
Adjusted Segment Sales	$2,895.2	$1,668.3	$0.8	$(39.8)	$4,524.5

Segment income	$310.3	$85.2	$0.5	$-	$396.0
Non-allocated expenses	-	-	-	(24.4)	(24.4)
Depreciation & amortization	242.7	139.2	-	1.8	383.7
Segment EBITDA	553.0	224.4	0.5	(22.6)	755.3
Adjustments	0.1	1.2	(0.5)	1.0	1.8
Adjusted Segment EBITDA	$553.1	$225.6	$-	$(21.6)	$757.1

Segment EBITDA Margins	18.5%	13.5%
Adj. Segment EBITDA Margins	19.1%	13.5%

Corrugated Reconciliation for the Quarter Ended March 31, 2019

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,635.3	$109.6	$245.8	$2,990.7
Less: Trade sales	(95.5)	-	-	(95.5)
Adjusted Segment Sales	$2,539.8	$109.6	$245.8	$2,895.2

Segment income	$300.6	$6.8	$2.9	$310.3
Depreciation & amortization	219.6	15.0	8.1	242.7
Segment EBITDA	520.2	21.8	11.0	553.0
Adjustments	(2.4)	2.5	-	0.1
Adjusted Segment EBITDA	$517.8	$24.3	$11.0	$553.1

Segment EBITDA Margins	19.7%	19.9%		18.5%
Adj. Segment EBITDA Margins	20.4%	22.2%		19.1%

(1) The "Other" column includes our Victory Packaging and India corrugated operations.

Reconciliation for the Quarter Ended March 31, 2018

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,391.3	$1,637.3	$26.7	$(38.3)	$4,017.0
Less: Recycling sales	(116.3)	-	-	6.4	(109.9)
	2,275.0	1,637.3	26.7	(31.9)	3,907.1
Less: Trade sales	(83.2)	-	-	-	(83.2)
Adjusted Segment Sales	$2,191.8	$1,637.3	$26.7	$(31.9)	$3,823.9

Segment income	$262.8	$94.6	$16.1	$-	$373.5
Non-allocated expenses	-	-	-	(21.4)	(21.4)
Depreciation & amortization	177.7	137.6	0.1	0.9	316.3
Segment EBITDA	440.5	232.2	16.2	(20.5)	668.4
Adjustments	4.2	(9.8)	(16.2)	2.6	(19.2)
Adjusted Segment EBITDA	$444.7	$222.4	$-	$(17.9)	$649.2

Segment EBITDA Margins	18.4%	14.2%
Adj. Segment EBITDA Margins	20.3%	13.6%

Corrugated Reconciliation for the Quarter Ended March 31, 2018

	North American Corrugated	Brazil Corrugated	Other (1)	Total Corrugated Packaging

Segment sales	$2,143.3	$112.8	$135.2	$2,391.3
Less: Recycling sales	-	-	(116.3)	(116.3)
	2,143.3	112.8	18.9	2,275.0
Less: Trade sales	(83.2)	-	-	(83.2)
Adjusted Segment Sales	$2,060.1	$112.8	$18.9	$2,191.8

Segment income	$249.5	$13.1	$0.2	$262.8
Depreciation & amortization	158.1	17.1	2.5	177.7
Segment EBITDA	407.6	30.2	2.7	440.5
Adjustments	4.2	-	-	4.2
Adjusted Segment EBITDA	$411.8	$30.2	$2.7	$444.7

Segment EBITDA Margins	19.0%	26.8%		18.4%
Adj. Segment EBITDA Margins	20.0%	26.8%		20.3%

(1) The "Other" column includes our Recycling and India corrugated operations.

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three months ended March 31, 2019 and March 31, 2018 (in millions):

	Three Months Ended
	Mar. 31,	Mar. 31,
	2019	2018
Net cash provided by operating activities	$361.9	$228.3
Plus: Retrospective accounting policy adoptions	-	143.3
Plus: Cash Restructuring and other costs, net of income tax benefit of $0.6 and $2.7	12.3	7.9
Adjusted Operating Cash Flow	$374.2	$379.5

CONTACT:
Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com

Media:
John Pensec, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com